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                                                                  CONFORMED COPY

                              PURCHASE AGREEMENT


                                                     September 21, 2000



Intrepid Funding Master Trust
c/o Wilmington Trust Company, as Owner-Trustee
Rodney Square North
1100 North Market Street
Wilmington, DE 19890-001

Ladies and Gentlemen:

     MRM Capital Trust I, a statutory business trust organized under the laws of the State of Delaware (the "Trust"), Mutual Group Ltd., a Delaware corporation (the "Company"), as sponsor of the Trust, and Mutual Risk Management Ltd., a company organized under the laws of Bermuda, as guarantor of the obligations of the Company under the Indenture and Remarketing Agreement each as referred to below (the "Guarantor", and together with the Trust and the Company, the "MRM Parties"), propose that the Trust, subject to the terms and conditions stated herein, issue and sell to Intrepid Funding Master Trust, a statutory business trust formed under the laws of the State of Delaware (the "Purchaser"), an aggregate of $40,000,000 of Auction Rate Reset Preferred Securities (liquidation amount $1,000 per preferred security) (the "Preferred Securities"), representing undivided beneficial interests in the assets of the Trust, guaranteed on a senior basis by the Company as to the payment of distributions and as to payments upon liquidation or redemption, to the extent set forth in a guarantee agreement relating to the Preferred Securities (the "Guarantee") dated as of September 21, 2000 among the Company, the Guarantor and The Chase Manhattan Bank, as trustee (the "Guarantee Trustee"). The Preferred Securities will be offered and sold to the Purchaser pursuant to one or more exemptions from the registration requirements under the Securities Act of 1933, as amended (the "Securities Act").

     Pursuant to the Senior Note Purchase Agreement (the "Note Purchase Agreement") dated as of September 21, 2000 between the Company and the Trust, the Trust is to purchase, with the proceeds from the sale of an aggregate of $1,240,000 Auction Rate Reset Common Securities (liquidation amount $1,000 per common security) (the "Common Securities") and the sale of the Preferred
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Securities, Auction Rate Reset Senior Notes Series A (the "Senior Notes") of the
Company, to be issued pursuant to an Indenture (the "Base Indenture") dated as of September 21, 2000 among the Company, the Guarantor and The Chase Manhattan Bank, as trustee (the "Indenture Trustee"), as supplemented by the First Supplemental Indenture (the "Supplemental Indenture") dated as of September 21, 2000 between the Company, the Guarantor and the Indenture Trustee (the Base Indenture, as so supplemented, the "Indenture"). The Company will be the purchaser of 100% of the Common Securities. The Trust will be subject to the terms of an Amended and Restated Trust Agreement (the "Trust Agreement") dated as of September 21, 2000 among the Company and the trustees of the Trust (the "Trustees"), including The Chase Manhattan Bank, as property trustee (the "Property Trustee").

     If a Trigger Event (as defined in the Trust Agreement) occurs, the holders of the Preferred Securities (or, following the distribution of the Senior Notes to holders of the Preferred Securities upon the termination of the Trust, the holders of the Senior Notes) may require the remarketing of the Preferred Securities (or, if applicable, the Senior Notes) pursuant to the terms of the Remarketing and Contingent Purchase Agreement dated as of September 21, 2000 (the "Remarketing Agreement") among the MRM Parties and Banc of America Securities LLC, as remarketing agent. The Guarantor and Banc of America Securities LLC have also entered into a Forward Underwriting Agreement (the "Forward Underwriting Agreement") dated as of September 21, 2000 relating to underwritten offerings of common shares, $.01 par value, or other debt or equity securities (any and all of the foregoing, the "Offered Securities") of the Guarantor.

     Capitalized terms used and not defined in this Agreement have the meanings assigned to them in the Trust Agreement. The term "Transaction Documents" refers collectively to the Trust Agreement, the Preferred Securities, the Common Securities, the Indenture, the Senior Notes, the Senior Note Purchase Agreement, the Guarantee, the Common Securities Guarantee, the Remarketing Agreement, the Forward Underwriting Agreement and this Agreement.

      1. Representations and Warranties of the MRM Parties. Each of the MRM Parties represents and warrants to the Purchaser that:

            (a) The Guarantor has made available to the Purchaser copies of the Guarantor's Annual Report on Form 10-K for its fiscal year ended December 31, 1999, its Quarterly Reports on Form 10-Q for its fiscal quarters ended March 31, 2000 and June 30, 2000, and its Current Reports on Form 8-K filed after the date of its Form 10-K for the fiscal year ended December 31, 1999, if any, in each case, as filed with the Securities and

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         Exchange Commission (the "Commission") to fulfill the Guarantor's reporting obligations under the Securities Exchange Act of 1934 (the "Exchange Act") (collectively, the "SEC Disclosure Documents"). At the time each such document was filed (or, if an amendment with respect to any such document was filed, at the time such amendment was filed) with the Commission, it complied as to form in all material respects with the requirements of the Exchange Act and the rules and regulations of the Commission promulgated thereunder. None of such documents, at the time they were filed (or, if an amendment with respect to any such document was filed, at the time such amendment was filed), contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

               (b) The Guarantor has been duly organized and is validly existing as a company with limited liability in good standing under the laws of Bermuda, with full power and authority to own, lease, license and operate its properties and conduct the business as described in the SEC Disclosure Documents. The Guarantor is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership, lease, licensing or operation of property or the conduct of its business requires such qualification, except where the failure to so qualify would not have a material adverse effect on the condition (financial or otherwise), business, net worth or results of operations of the Guarantor and its Significant Subsidiaries (as defined in Rule 1-02 of Regulations S-X promulgated under the Securities Act) (each, a "Significant Subsidiary") taken as a whole (a "Material Adverse Effect").

               (c) Each Significant Subsidiary of the Guarantor (including the Company) has been duly incorporated or organized and is validly existing as a company with limited liability or as a corporation, as the case may be, in good standing under the laws of the jurisdiction of its incorporation or organization, with full power (corporate or other) and authority to own, lease, license and operate its properties and conduct its business as described in the SEC Disclosure Documents. Each Significant Subsidiary of the Guarantor (including the Company) is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership, lease, licensing or operation of property or the conduct of its business requires such qualification, except where the failure to so qualify would not have a Material Adverse Effect. All of the issued and outstanding capital stock of each Significant Subsidiary of the Guarantor (including the Company) has been duly authorized and validly issued and is fully paid and nonassessable. All of the issued and outstanding capital

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         stock of each Significant Subsidiary of the Guarantor (including the
         Company) is owned by the Guarantor, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance or claim (each, a "Lien"), except as described in the SEC Disclosure Documents or created in connection with the Letter of Credit dated November 1, 1996, as amended May 29, 1997.

               (d) All outstanding shares of capital stock of the Guarantor have been duly authorized and validly issued and are fully paid and nonassessable. The stockholders of the Guarantor have no preemptive rights with respect to the Preferred Securities or the shares of the Offered Securities issuable pursuant to the Forward Underwriting Agreement.

               (e) Each of the Guarantor and its subsidiaries (including the Company) possess such permits, licenses, approvals, consents and other authorizations (collectively, "Governmental Licenses") issued by appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct the business now operated by it except where the failure to possess any such permits, licenses, approvals, consents and other authorizations would not, individually or in the aggregate, result in a Material Adverse Effect, and neither the Guarantor nor any subsidiary (including the Company) has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect, except as described in the SEC Disclosure Documents.

               (f) Each of the Guarantor and its insurance subsidiaries (including insurance holding companies) is duly registered, licensed or admitted as an insurer or an insurance holding company (as applicable) in each jurisdiction where it is required to be so registered, licensed or admitted to conduct its business as presently conducted, except where the failure to be so registered, licensed or admitted would not result in a Material Adverse Effect; and each of the Guarantor and the insurance subsidiaries (including insurance holding companies) has filed all reports, documents or other information required to be filed under such statutes and regulations, except where the failure to comply or file would not have a Material Adverse Effect;

               (g) Except as disclosed in the SEC Disclosure Documents, there are no pending actions, suits, proceedings, inquiries or investigations against or affecting the Guarantor, any of its subsidiaries (including the Company) or any of their respective properties that, if determined

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         adversely to the Guarantor or any of its subsidiaries (including the
         Company), would individually or in the aggregate have a Material Adverse Effect, or would materially and adversely affect the ability of any MRM Party to perform its obligations under the Transaction Documents (including the provisions of this Agreement) or that are otherwise material in the context of the sale of the Preferred Securities, and no such actions, suits, proceedings, inquiries or investigations are, to the knowledge of any MRM Party, threatened or contemplated.

               (h) The financial statements included in the SEC Disclosure Documents present fairly in all material respects the financial position of the Guarantor and its consolidated subsidiaries (including the Company) as of and at the dates specified and the results of operations and cash flows for the periods specified, and such financial statements have been prepared in conformity with generally accepted accounting principles in the United States applied on a consistent basis.

               (i) Except as disclosed in the SEC Disclosure Documents, since the date of the latest audited financial statements included in the SEC Disclosure Documents, (i) there has been no material adverse change or any development that reasonably could be expected to result in a Material Adverse Effect and (ii) there has not been any material adverse change in the consolidated reserves for losses and loss adjustment expenses of the Guarantor and its subsidiaries (including the Company).

               (j) The Preferred Securities have been duly and validly authorized by the Trust, and, when the Preferred Securities are issued and delivered to the Purchaser against payment therefor, such Preferred Securities will be validly issued, fully paid and non-assessable undivided beneficial interests in the assets of the Trust. The issuance of the Preferred Securities is not subject to any preemptive or other similar rights. The Preferred Securities will have the rights set forth in the Trust Agreement, and the terms of the Preferred Securities are valid and binding on the Trust.

               (k) The Common Securities have been duly and validly authorized by the Trust and upon delivery by the Trust to the Company against payment therefor, will be duly and validly issued undivided beneficial interests in the assets of the Trust. The issuance of the Common Securities is not subject to preemptive or other similar rights, and at the Time of Delivery (as defined in Section 4 hereof), all of the issued and outstanding Common Securities of the Trust will be directly owned by the Company free and clear of any Lien. The Common Securities and the

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         Preferred Securities are the only interests authorized to be issued by the Trust.

               (l) No order, license, consent, authorization or approval of, or exemption by, or the giving of notice to, or the registration with any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, and no filing, recording, publication or registration in any public office or any other place, was or is now required to be obtained by the Company or the Trust for the due execution or delivery of, or the performance of its obligations under, the Transaction Documents, except such as have been obtained or may be required under state securities laws or, in the case of performance of the Forward Underwriting Agreement, under the Securities Act.

               (m) The execution, delivery and performance of the Transaction Documents by each of the MRM Parties, the issuance and sale of the Preferred Securities and the Common Securities by the Trust and the consummation of the transactions contemplated by the Transaction Documents (i) do not and will not conflict with, result in a breach or violation of any of the terms or provisions of, or constitute a default or require the consent of any party under (A) the organizational documents of any MRM Party, (B) any material indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which any MRM Party is a party, by which any MRM Party is bound or to which the property or assets of any MRM Party is subject or (C) any material statute or currently existing rule, regulation, judgment, order or decree of any court or governmental agency or body, domestic or foreign, having jurisdiction over any MRM Party or any of the properties or assets of any MRM Party and (ii) do not and will not result in the creation or imposition of any Lien on the properties or assets of any MRM Party.

               (n) None of the MRM Parties is, and after giving effect to the sale of the Senior Notes, the application of the proceeds therefrom and the consummation of the transactions contemplated hereby, none of the MRM Parties will be, an "investment company" within the meaning of the Investment Company Act of 1940, as amended (the "Investment Company Act").

               (o) The Trust has been duly created and is validly existing as a statutory business trust in good standing under the Business Trust Act of the State of Delaware (the "Business Trust Act") with the trust power and authority to own property and conduct its business, and has conducted and will conduct no business other than the transactions contemplated by the

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         Transaction Documents. The Trust is not a party to or bound by any agreement or instrument other than this Agreement, the Trust Agreement and the agreements and instruments contemplated by the Trust Agreement. Based on expected operations and current law, the Trust is and will be classified as a grantor trust or other pass-through entity for United States federal income tax purposes, and not as an association or publicly traded partnership taxable as a corporation. To the knowledge of each of the MRM Parties, the Trust is not a party to or subject to any action, suit or proceeding of any nature.

               (p) Each Transaction Document to which any MRM Party is or is to be a party has been duly authorized by such party and when validly executed and delivered by such party and, in the case of the Guarantee, by the Guarantee Trustee and, in the case of the Trust Agreement, by the Trustees and, in the case of the Indenture, by the Indenture Trustee, and, in the case of the Senior Notes, when validly authenticated and delivered by the Indenture Trustee and, in the case of the Guarantee and the Common Securities Guarantee, upon due execution, authentication and delivery of the Senior Notes and upon payment therefor, and, in the case of the Preferred Securities and the Common Securities, when validly authenticated and delivered by the Property Trustee upon payment therefor and, in the case of the other Transaction Documents, when validly executed and delivered by the other parties thereto, will constitute a valid and binding obligation of such party, enforceable in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and to general principles of equity (regardless of whether enforcement is considered in a proceeding at law or in equity); the Senior Notes are entitled to the benefits of the Indenture.

               (q) Under current laws and regulations of Bermuda and any political subdivision thereof, all amounts which may be payable by the Guarantor under the Transaction Documents may be paid by the Guarantor in United States dollars and freely transferred out of Bermuda and all such payments made to non-residents of Bermuda will not be subject to income, withholding or other taxes under laws and regulations of Bermuda or any political subdivision or taxing authority thereof or therein and will otherwise be free and clear of any other tax, duty, withholding or deduction in Bermuda or any political subdivision or taxing authority thereof or therein and without the necessity of obtaining any governmental authorization in Bermuda or any political subdivision or taxing authority thereof or therein.

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                 (r) No MRM Party and no Affiliate of any MRM Party has
         directly, or through any agent, (i) sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any security (as defined in the Securities Act) that has been or will be integrated with the sale of the Preferred Securities in a manner that would require the registration of the Preferred Securities under the Securities Act or
         (ii) engaged in any form of general solicitation or general advertising in connection with the offering of the Preferred Securities (as those terms are used in Regulation D under the Securities Act) or in any manner involving a public offering within the meaning of section 4(2) of the Securities Act, including, but not limited to, publication or release of articles, notices or other communications published in any newspaper, magazine, or similar medium or broadcast over television or radio, or any seminar or meeting whose attendees have been invited by any general solicitation or general advertising. No securities of the same class as the Preferred Securities have been issued and sold by any MRM Party within the six-month period immediately prior to the date hereof.

                 (s) No registration of the Preferred Securities under the Securities Act is required for the sale of the Preferred Securities to the Purchaser as contemplated hereby assuming the accuracy of the Purchaser's representations and warranties and agreements set forth in
         Section 2 hereof.

                 (t) The description of the Guarantor's and its subsidiaries' reserves and reserving methodology and assumptions described in the SEC Disclosure Documents is accurate in all material respects and fairly presents the information set forth therein in all material respects and, since the date of the latest financial statements included in the SEC Disclosure Documents, no loss experience has developed which would require or make it appropriate for the Guarantor or any of its subsidiaries to alter or modify such methodology.

         The MRM Parties acknowledge that the Purchaser and, for purposes of the opinions to be delivered to the Purchaser pursuant to Section 7 hereof, counsel to the MRM Parties and counsel to the Purchaser will rely upon the accuracy and truth of the foregoing representations and hereby consent to such reliance.

         2. Representations and Warranties of the Purchaser. The Purchaser represents and warrants to each of the MRM Parties that:

                 (a) The Purchaser has full power and authority to enter into this Agreement, and this Agreement constitutes a valid and legally binding

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         obligation, enforceable in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally or by general principles of equity (regardless of whether enforcement is considered in a proceeding at law or in equity).

               (b) The Purchaser will acquire the Preferred Securities for investment purposes for its own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that such Purchaser has no present intention of selling, granting any participation in, or otherwise distributing the Preferred Securities. By executing this Agreement, the Purchaser further represents that the Purchaser does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to any of the Preferred Securities.

               (c) The Purchaser has received all the information it considers necessary or appropriate to decide whether to purchase the Preferred Securities. During the course of this transaction and prior to the purchase of any of the Preferred Securities, the MRM Parties have made available to the Purchaser the opportunity to ask questions of and receive answers from any of their principals concerning the terms and conditions of the transaction described in this Agreement, and to obtain any additional information relative to the financial data and business of the MRM Parties, to the extent that such information can be obtained without unreasonable effort or expense, and all such questions, if asked, have been answered satisfactorily and all such documents, if examined, have been found to be fully satisfactory.

               (d) The Purchaser acknowledges that it can bear the economic risk of its investment, and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of an investment in the Preferred Securities.

               (e) The Purchaser is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act.

               (f) The Purchaser understands that the Preferred Securities are "restricted securities" under the federal securities laws insofar as they are being acquired from the Trust in a transaction not involving a public offering and that, under such laws and applicable regulations, such

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         securities may be resold without registration under the Securities Act only in certain limited circumstances set forth in the Trust Agreement.

               (g) The Purchaser and its Affiliates will treat, for United States Federal income tax purposes, the Senior Notes as indebtedness and the Preferred Securities as evidence of indirect beneficial ownership in the Senior Notes and will not take any position for United States Federal income tax purposes which is contrary to the classification of the Trust as a grantor trust.

         The Purchaser acknowledges that the MRM Parties and, for purposes of the opinions to be delivered to the Purchaser pursuant to Section 7 hereof, counsel to the MRM Parties, will rely upon the accuracy and truth of the foregoing representations and hereby consents to such reliance.

         3.    Purchase of the Preferred Securities.

                    (a) Subject to the terms and conditions set forth herein, the MRM Parties agree that the Trust shall issue and sell to the Purchaser, and the Purchaser agrees to purchase from the Trust, at a purchase price per security of $1,000 per Preferred Security, the number of Preferred Securities set forth opposite the name of the Purchaser in Schedule I hereto.

                    (b) At the Time of Delivery, the Guarantor will pay, or cause to be paid, a placement fee of $27.50 per Preferred Security to Bank of America Securities LLC by wire transfer of immediately available funds.

         4.    Delivery of and Payment for the Preferred Securities.

                    (a) The Preferred Securities to be purchased by the Purchaser shall be delivered by or on behalf of the Trust to the Purchaser, against payment by or on behalf of the Purchaser of the purchase price therefor by certified or official bank check or checks, payable to the order of the Trust in federal or other immediately available funds. The Trust will cause the certificates representing the Preferred Securities to be made available for examination at least twenty-four hours prior to the Time of Delivery (as defined below) at the offices of Davis Polk & Wardwell, 450 Lexington Avenue, New York, NY, 10017 (the "Designated Office"). The Preferred Securities to be purchased by the Purchaser hereunder will be represented by one or more definitive Preferred Securities in certificated form registered in such name as requested by the Purchaser at least twenty-four hours prior to the Time of Delivery. The time and date of such delivery

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         and payment (the "Time of Delivery") shall be 9:30 a.m., New York City time, on September 21, 2000 or such other time and date as the Purchaser, the Trust and the Company may agree upon in writing.

               (b) Upon the issuance thereof, each of the certificates representing the Preferred Securities shall bear the following legend, in addition to any other legend specified in the Trust Agreement:

               THE SECURITIES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) OR (B) IT HAS ACQUIRED THE SECURITIES IN AN OFFSHORE TRANSACTION MEETING THE REQUIREMENTS OF RULE 903 OR 904 OF REGULATION S UNDER THE SECURITIES ACT, (2) AGREES THAT IT WILL NOT PRIOR TO THE EXPIRATION OF THE HOLDING PERIOD APPLICABLE TO SALES OF THE SECURITY EVIDENCED HEREBY UNDER RULE 144(k) UNDER THE SECURITIES ACT (OR ANY SUCCESSOR PROVISION) RESELL OR OTHERWISE TRANSFER THE SECURITIES EVIDENCED HEREBY EXCEPT (A) TO MUTUAL RISK MANAGEMENT LTD. OR ANY AFFILIATE THEREOF, (B) TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT OR (C) IN AN OFFSHORE TRANSACTION MEETING THE REQUIREMENTS OF RULE 903 OR 904 OF REGULATION S UNDER THE SECURITIES ACT AND (3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THE SECURITIES EVIDENCED HEREBY ARE TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. THIS LEGEND WILL BE REMOVED AFTER THE EXPIRATION OF THE HOLDING PERIOD APPLICABLE TO SALES OF THE SECURITIES EVIDENCED HEREBY UNDER RULE 144(k) UNDER THE SECURITIES ACT.

               (c) The documents to be delivered at the Time of Delivery by or on behalf of the parties hereto pursuant to Section 7 hereof, including the

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         cross-receipt for the Preferred Securities, will be delivered at such time and date at the Designated Office, and the Preferred Securities will be delivered at the Designated Office, all at the Time of Delivery. A meeting will be held at the Designated Office prior to the Time of Delivery, at which meeting the final drafts of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto. The term "Business Day" shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York are generally authorized or obligated by law or executive order to close.

         5. Covenants of the MRM Parties. The MRM Parties, jointly and severally, agree with the Purchaser:

                    (a) So long as the Preferred Securities are outstanding and to the extent not available on the Guarantor's website at http://www.mutrisk.com or the Commission's website at http://www.sec.gov, (i) to mail and make generally available as soon as practicable after the end of each fiscal year to the Purchaser a financial report of the Guarantor and its subsidiaries on a consolidated basis, all such financial reports to include a consolidated balance sheet, a consolidated statement of operations, a consolidated statement of cash flows and a consolidated statement of shareholders' equity as of the end of and for such fiscal year, together with comparable information as of the end of and for the preceding year, certified by the Guarantor's independent public accountants and (ii) to mail and make generally available as soon as practicable after the end of each quarterly period (except for the last quarterly period of each fiscal year) to the Purchaser, a consolidated balance sheet, a consolidated statement of operations and a consolidated statement of cash flows as of the end of and for such period, and for the period from the beginning of such year to the close of such quarterly period, together with comparable information for the corresponding periods of the preceding year.

               (b) If the Purchaser fails to purchase the Preferred Securities due to the failure of any MRM Party to comply with any of the conditions specified in Section 7 hereof, or, if this Agreement shall be terminated in accordance with the provisions of Section 9 hereof prior to the Time of Delivery, to pay the reasonable fees and disbursements of Davis Polk & Wardwell, special counsel to the Purchaser, and, if the Purchaser shall not take up and pay for the Preferred Securities due to the failure of any MRM Party to comply with any of the conditions specified in Section 7 hereof, to reimburse the Purchaser for its reasonable out-of-pocket expenses incurred in connection with the financing contemplated by this Agreement.

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           6.  Expenses. The Company covenants and agrees with the Purchaser that the Company will pay or cause to be paid the following: (i) any fees charged by securities rating services for rating the Preferred Securities; (ii) the cost of preparing the certificates for the Preferred Securities and the Senior Notes; (iii) the fees and expenses of the Trustees, the Indenture Trustee and the Guarantee Trustee and any other agent thereof and the fees and disbursements of their counsel; (iv) the cost and charges of any transfer agent or registrar or dividend disbursing agent; and (v) all other costs and expenses incident to the performance of its obligations hereunder that are not otherwise specifically provided for in this Section 6. It is understood, however, that, except as provided in this Section 6, Section 5(b) and Section 9 hereof, the Purchaser will pay its own costs and expenses, including, without limitation, the fees of its counsel.

           7. Conditions on the Purchaser's Obligations. The obligations of the Purchaser shall be subject to (i) the condition that all representations and warranties of the MRM Parties herein are, at and as of the Time of Delivery, true and correct, (ii) the condition that the MRM Parties shall have performed all of their respective obligations hereunder theretofore to be performed and
(iii) the following additional conditions:

               (a) Davis Polk & Wardwell, special counsel for the Purchaser, shall have furnished to the Purchaser such counsel's written opinion or opinions, dated the Time of Delivery, with respect to the enforceability of each of the Base Indenture, the Supplemental Indenture, the Guarantee, the Common Securities Guarantee, the Remarketing Agreement, the Forward Underwriting Agreement and this Agreement and, when validly executed and delivered by the parties hereto, the Secondary Purchase Agreement.

               (b) Mayer, Brown & Platt, United States counsel to the Company and the Guarantor, shall have furnished to the Purchaser such counsel's written opinion or opinions, dated the Time of Delivery, in form and substance satisfactory to the Purchaser, to the effect that:

                       (i) the Company and each Significant Subsidiary incorporated in the United States is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation, with full corporate power and authority to own lease, license and operate its properties and conduct the business in which it is currently engaged;

                       (ii) the execution, delivery and performance of the
                  Transaction Documents by each of the MRM Parties and the consummation of the transactions contemplated by the Transaction Documents do not and will not conflict with, result in a breach or violation of any of the material terms or provisions of, or constitute a default or require the consent of any party under (i) the organizational documents of any MRM Party or (ii) any material statute or any currently existing material rule, regulation, judgment, order or decree known to such counsel of any court or governmental agency or body having jurisdiction over any of the MRM Parties or their respective subsidiaries or the properties of any of the MRM Parties or their respective subsidiaries (other than the insurance and securities or Blue Sky laws of the various states, as to which such counsel need express no opinion);

                         (iii) none of the MRM Parties is, and after giving
                  effect to the sale of the Senior Notes, the application of the proceeds therefrom and the consummation of the transactions contemplated hereby, none of the MRM Parties will be, an "investment company" within the meaning of the Investment Company Act;

                         (iv) each Transaction Document to which the Company is or is to be a party has been duly authorized by the Company, and each such Transaction Document contemplated to be in effect at the Time of Delivery has been duly executed and delivered by the Company; the Senior Notes are in the form contemplated by the Indenture;

                         (v) each Transaction Document to which the Trust is or is to be a party has been duly authorized by the Trust and each such Transaction Document contemplated to be in effect at the Time of Delivery has been duly executed and delivered by the Trust;

                         (vi) each Transaction Document to which any MRM Party is or is to be a party is, or in the case of Transaction Documents not contemplated to be in effect at the Time of Delivery, will when validly executed and delivered by such party be, a valid and binding obligation of such party, enforceable against such party in accordance with its terms, except to the extent that enforcement thereof may be limited by (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (ii) general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law);

                         (vii) to the best of such counsel's knowledge, the Trust is not a party to or bound by any agreement or instrument other than this Agreement, the Trust Agreement and the agreements and instruments contemplated by the Trust Agreement; to the best of such counsel's knowledge, there are no legal or governmental proceedings pending to which the Trust is a party or of which any property of the Trust is the subject and no such proceedings are threatened or contemplated by governmental authorities or threatened by others; and

                         (viii) assuming the accuracy of the representations and
                  warranties made by the Purchaser in Section 2, no order, license, consent, authorization or approval of, or exemption by, or the giving of notice to, or the registration with any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, and no filing, recording, publication or registration in any public office or any other place, was or is now required to be obtained by any MRM Party for the due execution or delivery of, or the performance of its obligations under, the Transaction Documents, except such as may be required under state or foreign insurance and securities or Blue Sky laws and, in the case of performance of the Forward Underwriting Agreement, under the Act.

                         The foregoing opinions may be limited to the laws of
                  Delaware, New York and the federal law of the United States. In giving such opinion, such counsel may rely, as to matters of Delaware law, upon the opinion of Richards, Layton & Finger, P.A., special Delaware counsel to the MRM Parties, in which case the opinion shall state that such counsel believes that you and they are entitled to so rely.

                  (c) Richard O'Brien, Esq., General Counsel of the Guarantor, shall have furnished to the Purchaser such counsel's written opinion or opinions, dated the Time of Delivery, in form and substance satisfactory to the Purchaser, to the effect that:

                       (i) each of the Guarantor, the Company and their
                  Significant Subsidiaries is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or be in good standing would not, individually and in the aggregate, have a Material Adverse Effect;

                      (ii) all of the issued and outstanding capital stock of each of the Company and each Significant Subsidiary of the Guarantor has been authorized and validly issued, is fully paid and non-assessable and, except as set forth in the SEC Disclosure Documents or created in connection with the Letter of Credit dated November 1, 1996, as amended May 29, 1997, all such shares are owned by the Guarantor, directly or through its subsidiaries, free and clear of any Lien;

                      (iii) each of the Guarantor and its subsidiaries
                  (including the Company) possess such Governmental Licenses issued by appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct the business now operated by it except where the failure to possess any such permits, licenses, approvals, consents and other authorizations would not, individually or in the aggregate, result in a Material Adverse Effect, and neither the Guarantor nor any subsidiary (including the Company) has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect, except as described in the SEC Disclosure Documents;

                      (iv) the execution, delivery and performance of the Transaction Documents by each of the MRM Parties and the consummation of the transactions contemplated by the Transaction Documents do not and will not conflict with, result in a breach or violation of any of the material terms or provisions of, or constitute a default or require the consent of any party under (A) any material indenture, mortgage, deed of trust, loan agreement or other agreement or instrument known to such counsel to which any of the MRM Parties or their respective subsidiaries is a party, by which any of the MRM Parties or their respective subsidiaries is bound or to which the property or assets of any of the MRM Parties or their respective subsidiaries is subject (except for such breaches or violations or defaults that would not have a Material Adverse Effect) or (B) any material statute or any currently existing material rule, regulation, judgment, order or decree of any court or governmental agency or body having jurisdiction over any of the MRM Parties or their respective subsidiaries or the properties of any of the MRM Parties or their respective subsidiaries, which in any event relates to state insurance laws;

                       (v) to the best of such counsel's knowledge, and except as otherwise disclosed in the SEC Disclosure Documents, there are no legal or governmental proceedings pending to which the Guarantor or any of its subsidiaries is a party or of which any property of the Guarantor or any of its subsidiaries is the subject which, if determined adversely to the Guarantor or any of its subsidiaries, would in the aggregate have a Material Adverse Effect; to the best of such counsel's knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others; and

                       (vi) no order, license, consent, authorization or
                  approval of, or exemption by, or the giving of notice to, or the registration with any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, having jurisdiction over insurance laws was or is now required to be obtained by any MRM Party for the due execution or delivery of, or the performance of its obligations under, the Transaction Documents.

                  (d) Conyers Dill & Pearman, Bermuda counsel to the Guarantor, shall have furnished to the Purchaser such counsel's written opinion or opinions, dated the Time of Delivery, in form and substance satisfactory to the Purchaser, to the effect that:

                       (i) the Guarantor and each Significant Subsidiary of the Guarantor which is incorporated in Bermuda is validly existing as a corporation in good standing under the laws of Bermuda;

                       (ii) all of the issued and outstanding capital stock of the Guarantor has been authorized and validly issued, is fully paid and non-assessable;

                       (iii) to the best of such counsel's knowledge, and except
                  as otherwise disclosed in the SEC Disclosure Documents, there are no legal or governmental proceedings pending in Bermuda to which the Guarantor is a party;

                       (iv) each Transaction Document to which Guarantor is or is to be a party has been duly authorized and each such Transaction

                  Document contemplated to be in effect at the Time of Delivery, has been duly executed and delivered by the Guarantor;

                       (v) the execution, delivery and performance of the Transaction Documents by the Guarantor and the consummation of the transactions contemplated by the Transaction Documents do not and will not (A) violate any provision the organizational documents of the Guarantor; (B) contravene any provision of any law, public rule or regulation of Bermuda applicable to the Guarantor; (C) to the best of such counsel's knowledge, contravene any existing published order or decree of the courts of Bermuda by which the Guarantor is bound or by which its properties or assets may be affected; or (D) require any consent, approval or authorization or order of, or qualification with, any Bermuda governmental agency in connection with the offer and sale of the Senior Notes or the Offered Shares of the Guarantor issuable pursuant to the Forward Underwriting Agreement;

                       (vi) all statements made in the SEC Disclosure Documents with regard to statutes, regulations, rules, treaties and other laws of Bermuda and enforcement of judgments in the Bermuda are accurate;

                       (vii) to the extent that the laws of Bermuda are relevant, the Guarantor has legally, validly, effectively and irrevocably submitted to the jurisdiction of the federal and state courts of the United States having jurisdiction in the State of New York, County of New York, and has legally, validly and effectively appointed Mutual Group Ltd. as the authorized agent of the Guarantor for the purposes described in the Transaction Documents assuming this to be the case as a matter of the applicable federal and state laws;

                       (viii) the choice of the laws of New York or Delaware, as
                  the case may be, United States of America as the governing law of the Transaction Documents is a valid choice of law and would be recognized and given effect to in any action brought before a court of competent jurisdiction in Bermuda, except for those laws (i) which such court considers to be procedural in nature, (ii) which are revenue or penal laws or (iii) the application of which would be inconsistent with public policy, as such term is interpreted under the laws of Bermuda;

                       (ix) the courts of Bermuda would recognize as a valid
                  judgment, a final and conclusive judgment in personam obtained in the New York or Delaware courts against the Guarantor based upon the Transaction Documents under which a sum of money is payable (other than a sum of money payable in respect of multiple damages, taxes or other charges of a like nature or in respect of a fine or other penalty) and would give a judgment based thereon provided that (a) such courts had proper jurisdiction over the parties subject to such judgment,
                  (b) such courts did not contravene the rules of natural justice of Bermuda, (c) such judgment was not obtained by fraud, (d) the enforcement of the judgment would not be contrary to the public policy of Bermuda, (e) no new admissible evidence relevant to the action is submitted prior to the rendering of the judgment by the courts of Bermuda and
                  (f) there is due compliance with the correct procedures under the laws of Bermuda; and

                       (x) each Significant Subsidiary of the Guarantor which is incorporated in Bermuda is duly registered as an insurer under the Insurance Act of 1978, as amended by the Insurance Amendment Act of 1995, and the regulations promulgated thereunder (together, the "Insurance Act") and as so registered, each such Subsidiary may conduct that insurance business which it is described in the SEC Disclosure Documents as carrying on; and, based solely on the certificates of compliance and without independent inquiry, each such Subsidiary has filed with the appropriate Bermuda governmental authority all reports, documents or other information required to be filed under the Insurance Act. On the basis that the Guarantor carries on its business as set forth in the SEC Disclosure Documents, there is no requirement that it be licensed under the Insurance Act.

                  (e) Mayer, Brown & Platt, tax counsel to the Company and the Trust, shall have furnished to the Purchaser such counsel's written opinion or opinions, dated the Time of Delivery, in form and substance satisfactory to the Purchaser, to the effect that the Trust will be classified as a grantor trust for United States federal income tax purposes and not as an association or publicly traded partnership taxable as a corporation.

                  (f) Richards, Layton & Finger, P.A., special Delaware counsel to the MRM Parties, shall have furnished to the Purchaser such counsel's written opinion or opinions, dated the Time of Delivery, in form and substance satisfactory to the Purchaser, to the effect that:

                       (i) the Trust has been duly created and is validly existing in good standing as a business trust under the Business Trust Act, and all filings required under the laws of the State of Delaware with respect to the creation and valid existence of the Trust as a business trust have been made;

                       (ii) under the Business Trust Act and the Trust Agreement, the Trust has the trust power and authority to own property and conduct its business, all as described in the Trust Agreement, and to enter into and perform its obligations under each Transaction Document to which it is or is to be a party;

                       (iii) the Preferred Securities have been duly authorized
                  under the Trust Agreement and, when issued and delivered against payment of the consideration as set forth in this Agreement, the Preferred Securities will be validly issued and, subject to the qualifications set forth in this paragraph, fully paid and nonassessable undivided beneficial interests in the assets of the Trust. The holders of the Preferred Securities will be entitled to the benefits of the Trust Agreement and, as beneficial owners of the Trust, will be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the General Corporation Law of the State of Delaware. Such counsel may note that the holders of Preferred Securities may be obligated pursuant to the Trust Agreement to
                  (i) provide indemnity and/or security in connection with and pay taxes or governmental charges arising from transfers or exchanges of Preferred Securities certificates and the issuance of replacement Preferred Securities certificates and
                  (ii) provide security or indemnity in connection with requests of or directions to the Property Trustee to exercise its rights and remedies under the Trust Agreement;

                       (iv) the Common Securities have been duly authorized under the Trust Agreement and, when issued and delivered by the Trust to the Company against payment therefor, will be validly issued undivided beneficial interests in the assets of the Trust;

                       (v) under the Business Trust Act and the Trust Agreement, the issuance of the Preferred Securities and the Common Securities is not subject to preemptive or other similar rights;

                      (vi) under the Trust Agreement and the Business Trust Act, the execution and delivery by the Trust of each of the Transaction Documents to which the Trust is or is to be a party, and the performance by the Trust of its obligations thereunder, have been duly authorized by all necessary trust action on the part of the Trust;

                      (vii) the Trust Agreement constitutes a valid and binding obligation of the Company and the Trustees and is enforceable against the Company and the Trustees in accordance with its terms;

                      (viii) the issuance and sale by the Trust of the Preferred
                  Securities, the purchase by the Trust of the Senior Notes, the execution, delivery and performance by the Trust of each of the Transaction Documents to which it is or is to be a party, the consummation by the Trust of the transactions contemplated thereby and compliance by the Trust with its obligations thereunder do not violate (i) any of the provisions of the Certificate of Trust or the Trust Agreement or (ii) any applicable Delaware law or Delaware administrative regulation; and

                      (ix) no filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any Delaware court or Delaware governmental authority or Delaware agency is necessary or required solely in connection with the issuance and sale by the Trust of the Preferred Securities, the purchase by the Trust of the Senior Notes, the execution, delivery and performance by the Trust of the Transaction Documents to which it is or is to be a party, the consummation by the Trust of the transactions contemplated thereby and compliance by the Trust with its obligations thereunder.

                  (g) That, between the date hereof and the Time of Delivery, there has been no downgrading of the investment ratings of the Guarantor's debt securities or preferred stock by Standard & Poor's Ratings Services, Moody's Investors Service, Inc. or Duff & Phelps Credit Rating Co., and the Guarantor shall not have been placed on "credit watch" or "credit review" with negative implications by any of such statistical rating organizations if any of such occurrences shall, in the judgment of the Purchaser, impair the creditworthiness of the Guarantor.

               (h) The Transaction Documents contemplated to be in effect at the Time of Delivery shall have been executed and delivered by the other parties thereto, in each case in a form reasonably satisfactory to the Purchaser.

               (i) The MRM Parties shall have furnished or caused to be furnished to the Purchaser at the Time of Delivery certificates of officers or trustees, as the case may be, of the MRM Parties to the effect that to the best of such person's knowledge, (i) during the period beginning on the date of the execution of this Agreement and ending at the Time of Delivery, there has been no material adverse change in the condition (financial or otherwise) business, net worth or results of operations of the Guarantor and its subsidiaries, taken as a whole, or of the Trust, (ii) the representations and warranties of each of the MRM Parties contained herein at and as of the Time of Delivery are true and correct and (iii) each of the MRM Parties has complied with all agreements and satisfied all conditions to be performed or satisfied by it at or prior to the Time of Delivery.

           8. Survival. The respective indemnities, agreements, representations and warranties and other statements of the MRM Parties and the Purchaser, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of the Purchaser, the MRM Parties, or any controlling person of the Purchaser, or any MRM Party, or any officer, director or Administrative Trustee of any MRM Party, and shall survive delivery of and payment for the Preferred Securities.

           9.  Termination.

               (a) This Agreement may be terminated at any time prior to the Time of Delivery by the Purchaser if, prior to such time, any of the following events shall have occurred: (i) a suspension or material limitation in trading in securities generally on the New York Stock Exchange; (ii) a suspension or material limitation in trading of the common stock of the Guarantor by the Commission or by the principal national securities exchange or automated quotation system on which the common stock of the Guarantor is listed or quoted; (iii) a general moratorium on commercial banking activities declared by either Federal or New York State authorities; or (iv) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war, if the effect of any such event specified in this Section 9(a) in the judgment of the Purchaser makes it impracticable or inadvisable to proceed with the transactions contemplated hereby; if the Purchaser elects to terminate this Agreement in accordance with this Section 9(a), the Purchaser will promptly notify the Company by telephone or telecopy, confirmed in writing;

               (b) This Agreement shall terminate if the Time of Delivery has not occurred on or before September 29, 2000; and

               (c) If the Purchaser fails to perform its obligations under this Agreement for any reason permitted hereunder, or if the sale of the Preferred Securities to the Purchaser contemplated hereby is not consummated because any MRM Party is unable to comply with the terms hereof, subject to Section 5(b), (i) the MRM Parties shall not be under any obligation under this Agreement and shall not be liable to the Purchaser for the loss of anticipated profits from the transactions contemplated by this Agreement and (ii) the Purchaser shall not be under any obligation under this Agreement and shall have no liability to the MRM Parties under this Agreement; and

               (d) Notwithstanding the foregoing, the provisions of Sections 6 and 8 shall survive any termination of this Agreement.

         10. Limitation of Liability of the Owner Trustee. It is expressly understood and agreed by the parties hereto that (a) this Agreement is executed and delivered by Wilmington Trust Company, not individually or personally but solely as the owner trustee of the Purchaser, in the exercise of the powers and authority conferred and vested in it, (b) each of the representations, undertakings and agreements herein made on the part of the Purchaser is made and intended not as personal representations, undertakings and agreements by Wilmington Trust Company but made and intended for the purpose of binding only the Purchaser, (c) nothing herein contained shall be construed as creating any liability on Wilmington Trust Company, individually or personally, to perform any covenant, either expressed or implied, contained herein, all liability, if any, being expressly waived by the parties hereto and by any person claiming by, through or under the parties hereto and (d) under no circumstances shall Wilmington Trust Company be personally liable for the payment of any indebtedness or expenses of the Purchaser or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Purchaser under this Agreement or any other related documents.

         11. Notice. All statements, requests, notices and agreements hereunder shall be in writing, and if to the Purchaser, shall be delivered or sent by mail, telex or facsimile transmission to Intrepid Funding Master Trust, Rodney Square North,

1100 North Market Street, Wilmington, Delaware 19890-001, facsimile: (302) 651-8882, Attention: Corporate Trust Administration; and if to any MRM Party, shall be delivered or sent by mail, telex or facsimile transmission to Mutual Risk Management Ltd., 44 Church Street, Hamilton, HM 12 Bermuda, Attention: James C. Kelly, Telephone: 441-295-5688, Telecopier: 441-292-1867. Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

          12. Assignment. This Agreement shall be binding upon, and inure solely to the benefit of, the Purchaser and the MRM Parties, and to the extent provided in Section 8 hereof, the officers, directors and administrative trustees of any MRM Party, each person who controls any MRM Party, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement.

          13. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without reference to the choice of law rules thereof.

          14. Counterparts. This Agreement may be executed by any one or more of the parties hereto and thereto in any number of counterparts, each of which shall be deemed to be an original, but all such respective counterparts shall together constitute one and the same instrument.

         If the foregoing is in accordance with your understanding, please sign and return to the MRM Parties a counterpart hereof, at which time this instrument, along with all counterparts, will become a binding agreement among the Purchaser and the MRM Parties.

                                         Very truly yours,

                                         MRM CAPITAL TRUST I

                                         By:   MUTUAL GROUP LTD.

                                         By:   /s/ Richard O'Brien
                                               --------------------------------
                                               Title: Vice President


                                         MUTUAL GROUP LTD.

                                         By:   /s/ Richard O'Brien
                                               --------------------------------
                                               Title: Vice President

                                         MUTUAL RISK MANAGEMENT LTD.

                                         By:   /s/ Elizabeth Price
                                               --------------------------------
                                               Title: Secretary


Accepted as of the date hereof:

INTREPID FUNDING MASTER TRUST

By:   Wilmington Trust Company, not in its
      individual capacity, but solely as Owner Trustee


By: /s/ Mary Kay Pupillo
    ---------------------------------------------
    Title: Senior Financial Services Officer

                                                                      SCHEDULE I

                                                     Number of
                                                     Preferred
                                                   Securities to
                   Purchaser                        be Purchased
                   -----------                     --------------

Intrepid Funding Master Trust...............           40,000